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                                                                    EXHIBIT 23.1





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-40587) and related Prospectus of McKesson Corporation and to the incorporation by reference therein of our report dated November 5, 1997, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its (Annual Report) Form 10-K for the year ended September 30, 1997, as filed with the Securities and Exchange Commission.




Philadelphia, Pennsylvania
December 31, 1997